Exhibit No. (8)(c)(2):     Second Amendment to Participation Agreement among
                           Companion Life Insurance Company, Variable Insurance
                           Products Fund and Fidelity Distributors Corporation

                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

Companion Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated March 1, 1995, as amended, by doing the following:

1.       Replacing Section 2.4 in its entirety with the following:

                  2.4 (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule l2b-l Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule l2b-l to finance distribution expenses.

                      (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule l2b-l Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule l2b-l Plans will be approved by a similarly constituted board of trustees; and

2. Deleting Schedule A in its entirety and replacing it with the attached amended Schedule A.

3. Deleting Schedule C in its entirety and replacing it with the attached amended Schedule C.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

COMPANION LIFE INSURANCE COMPANY

By:      /s/ Richard A. Witt
------------------------------------
Name: Richard A. Witt
------------------------------------
Title:  Assistant Treasurer
        ----------------------------

VARIABLE INSURANCE PRODUCTS FUND

By:      /s/ Robert C. Pozen
         Robert C. Pozen
         Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         Mike Kellogg,
         Vice President

Schedule A

                   Separate Accounts and Associated Contracts

------------------------------------------------------------------------------------------------------
Name of Separate Account and               Policy Form Numbers of Contracts
Date Established by Board of Directors     Funded By Separate Account        Designated Portfolios
--------------------------------------     --------------------------        ---------------------
------------------------------------------------------------------------------------------------------
Companion Life                                      715Y                     Growth Portfolio
------------------------------------------------------------------------------------------------------
Separate Account C (2-18-94)                        729Y                     Equity Income Portfolio
(variable annuities)
------------------------------------------------------------------------------------------------------
Companion Life                                      745Y                     Growth Portfolio
------------------------------------------------------------------------------------------------------
Separate Account C (8-26-96)                                                 Equity Income Portfolio
(variable life)
------------------------------------------------------------------------------------------------------

                                   Schedule C

Sponsors of other investment companies currently available under variable annuities issued by the Companies through any Account shown in Schedule A:

Alger; Deutsche; Federated; MFS; Morgan Stanley; Pioneer; Scudder; T. Rowe
Price.